SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement      [ ] Confidential, for Use of the
[ ] Definitive information statement           Commission Only (as permitted by
                                               Rule 14c-5(d)(2))

                             PRINTONTHENET.COM, INC.
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                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        [ ] Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount Previously Paid:

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            (2) Form, Schedule or Registration Statement No.:

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            (3) Filing Party:

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            (4) Date Filed:

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                             PRINTONTHENET.COM, INC.
                       4491 South State Road 7, Suite 214
                         Fort Lauderdale, Florida 33314

                              INFORMATION STATEMENT

INTRODUCTION

         This information statement is being mailed or otherwise furnished to stockholders of PrintOnTheNet.com, Inc., a Delaware corporation, in connection with the prior approval by our Board of Directors, and receipt by the Board of approval by written consent of the holders of a majority of our outstanding shares of common stock, of an amendment to our Restated Certificate of Incorporation to increase the authorized capital stock from 90,000,000 shares to 235,000,000 shares, which will include an increase in the authorized shares of common stock, par value $.001 (the "Common Stock"), to 225,000,000 shares from 80,000,000 shares. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing shareholders in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

INCREASE IN AUTHORIZED CAPITAL STOCK

         The Board of Directors of PrintOnTheNet.com, Inc., on May 17, 2000, approved an Amendment to our Restated Certificate of Incorporation (the "Amendment") to increase our authorized capital stock to 225,000,000 shares of Common Stock from 80,000,000 shares of Common Stock. No change is to be made to the authorized number of shares of our Preferred Stock. Our Board of Directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to facilitate the raising of additional capital through the private sale of our capital stock (including in connection with the private placement (the "Private Placement") discussed below) and to provide for our future needs.

VOTE REQUIRED

         The vote which was required to approve the Amendment was the affirmative vote of the holders of a majority of our voting capital stock. Each holder of our Common Stock is entitled to one (1) vote for each share held. The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on May 16, 2000 (the "Record Date").

         As of the Record Date, the Company had outstanding 27,560,456 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Florida Atlantic Stock Transfer, Inc., Tamarac, Florida.

VOTE OBTAINED -- SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Restated Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the voting capital stock of the Company. Accordingly,


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the stockholders will not be asked to take action on the Amendment at any future meeting.

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Amendment.

INCREASE IN COMMON STOCK AVAILABLE UNDER COMPANY'S STOCK INCENTIVE PLAN

         The Board of Directors of the Company, on May 17, 2000, through unanimous written consent approved an amendment to the Company's 1999 Stock Incentive Plan increasing the amount of shares of the Company's Common Stock or options or other rights to purchase such stock available to be issued pursuant to the Company's 1999 Stock Incentive Plan. The Board of Directors of the Company deemed it advisable and in the best interest of the Company to increase the amount of shares available under the Company's 1999 Stock Incentive Plan to 15,000,000 shares of the Company's Common Stock.

THE PRIVATE PLACEMENT

         In early June 2000, we commenced a Private Placement to raise gross proceeds of up to a maximum of $8 million (plus an over allotment option of up to an additional $3 million). In the Private Placement, we offered up to a total of 80 Units (each Unit consisting of 50,000 shares of a newly designated series of preferred stock). The preferred stock will be convertible into our Common Stock on a twenty-for-one basis. The first tranche of the Private Placement was closed on June 8, 2000. The Company raised approximately $7 million (net of offering costs). This amount includes approximately $1.8 million which was reinvested by the subscribers is the Company's rescission offering. The rescission offering was made to the subscribers of the Company's February Private Placement. We shall use the proceeds from the Private Placement in connection with certain settlement agreements entered into by the Company and various third parties, as well as for website development, research and development, acquisitions and working capital.

         In connection with the current Private Placement, in addition to the other fees to be paid to the placement agent, we have issued to the placement agent five-year warrants (the "Agent's Warrants") to purchase, at an exercise price of $.10 per share; the number of shares of preferred stock depends on the total amount of the shares sold in the Private Placement. In addition warrants to purchase Common Stock were issued to Neal J. Polan (4,000,000 shares), Robert Priddy (3,000,000 shares) and Com Vest Capital Partners, LLC (8,000,000 shares) in connection with the Private Placement. Warrants to purchase up to 5,000,000 shares of Common Stock have been issued First Southern Bank (the "Bank") in connection with a settlement agreement between the Bank and the Company. Additional warrants to purchase up to 1,000,000 shares of Common Stock have been issued to Neal J. Polan, or his designees, in connection with the Private Placement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, 27,560,456 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to a vote by stockholders. The consent of the holders of a majority of the outstanding shares of Common Stock was required to approve the Amendment. The following table sets forth the number of shares, based on information obtained from the persons named below, of the Common Stock of the Company beneficially owned as of the Record Date by owners of more than 5% of the Company's Common Stock, and all officers and directors of the Company individually and as a group.


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
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Name and Address of Beneficial          Amount and Nature of Beneficial
Owner (1)                               Ownership (2), (3), (4)                 Percent of Class (%)
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
Benjamin Rogatinsky                     11,260,825                              41.0
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Samuel Rogatinsky                       11,260,825                              41.0
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All Officers and Directors as a                                                 82.0%
Group (2 persons)
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

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(1) The address of each of the persons listed above is in care of the Company at
4491 South State Road 7, Suite 214, Fort Lauderdale, Florida 33314.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them.

(3) Based upon 27,560,456 shares of Common Stock outstanding as of the Record Date. Does not include options or warrants which may not be exercisable within 60 days.